                                                                  Exhibit (j)(1)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 51 to Registration Statement No. 333-66807 of E*TRADE Funds of our reports dated February 25, 2005, relating to the financial statements of E*TRADE Technology Fund, E*TRADE Russell 2000 Index Fund, E*TRADE S&P 500 Index Fund, and E*TRADE International Index Fund (the "Funds"), appearing in each respective Fund's annual report to shareholders for the year ended December 31, 2004, which are incorporated by reference in the Statement of Additional Information, which is part of such Registration Statement. We also consent to the references to us under the caption "FINANCIAL HIGHLIGHTS" in the Prospectuses, which are also part of such Registration Statement, and to the reference to us under the caption "INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM" in the Statement of Additional Information.

DELOITTE & TOUCHE LLP

New York, New York
April 26, 2005